EXHIBIT 10.52

                          CONSULTING SERVICES AGREEMENT


THIS AGREEMENT made as of June 1, 2001 (the "Effective Date")

BETWEEN: J. ERIK MUSTAD, an individual, of 154 Bret Harte Road, San Rafael, California, U.S.A. 94901

         ("Mustad")

AND:      E*COMNETRIX  INC.,  a company duly formed under  the  Canada  Business
Corporations Act, having its offices located at 180 Grand Ave, Ste. 450 Oakland California, U.S.A., 94612

        ("ECOM")

AND: MOVING BYTES BROADBAND CORPORATION, (formerly US Voice Telemanagement, Inc. and USV Telemanagement, Inc.) a telecommunications services company duly formed under the laws of the State of Nevada and the wholly owned subsidiary of ECOM, having its offices located at 180 Grand Ave, Ste. 450 Oakland California, U.S.A. 94612

       ("MBB");

     ECOM and MBB are referred to herein jointly and severally as the "Companies".

WITNESSES THAT WHEREAS:

     A. Mustad and MBB entered into a consulting services agreement effective as of January 1, 1996, as amended January 1, 1998, January 1, 2000, and June 1, 2000 (the "Prior Agreement and Amendments");

     B. Mustad and MBB wish to enter into this agreement (the "Agreement") to replace the Prior Agreement and Amendments effective on the date first above written;

     C. Mustad and ECOM wish to enter into a finders fee arrangement effective with the Agreement wherein ECOM will pay Mustad to solicit on behalf of, and to represent to, ECOM, third parties (the "Sources") who may provide to ECOM debt, debt equivalent, equity or equity equivalent financing (the "Transaction").

NOW THEREFORE, in consideration of the recitals, the following agreements, the payment of One Dollar ($1.00) made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:




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ARTICLE ONE
SERVICES

Services

1.1 MBB SERVICES. Mustad will provide services to MBB as reasonably requested by MBB which may include advice and counsel on the business of MBB, on the general direction and management of MBB, on strategic alliances for MBB, and on the identification of acquisition candidates whom are in the business of MBB.

1.2 ECOM SERVICES. Mustad will assist ECOM in securing financing from Sources whom are set forth on the attached Schedule A and addendum's thereto.

1.3 TERM OF SERVICES. The term of this Agreement will commence on the Effective Date and will be for a period of twenty one months ending on February 28, 2003 (the "Contract Term"). Subject to Article IV hereof, this Agreement will terminate effective February 28, 2003.

1.4      PERFORMANCE OF SERVICES.

         (a) Mustad will perform the work and services for the Companies from time to time in the United States of America and in such other places as the Companies may require from time to time.

         (b) The manner in which services are to be performed and the specific hours to be worked by Mustad shall be determined by Mustad, provided that Mustad shall work as many hours as may be reasonably necessary to fulfill Mustad's obligations under this Agreement.

1.5 NON EXCLUSIVE SERVICES. Mustad's services shall not be exclusive to the Companies.


1.6 NON COMPETE. During the term of this Agreement Mustad will not participate in any activity which directly or indirectly competes with the business of the MBB.


ARTICLE TWO
REMUNERATION

Compensation

2.1      COMPENSATION MBB.

         (a) From the Effective Date through December 31, 2001, (the "First Stub Period") in consideration for the services provided by Mustad, MBB will pay Mustad Seven Thousand Five Hundred US dollars (US$7,500) per month, as an employee, payable on the normal payroll schedule of MBB.

         (b) From January 1, 2002 through the termination of the agreement (the "Second Stub Period"), in consideration for the services provided by Mustad, MBB will pay Mustad Six Thousand US dollars (US$6,000) per month, as a consultant, payable on the first day of each month.


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2.2      COMPENSATION ECOM.

         (a) ECOM agrees that, should ECOM complete a Transaction during the Contract Term with Sources and if the Transaction is consummated then ECOM will pay to Mustad compensation (the `Fee") as follows:

          i) Five percent (5%) of the first Two Million US dollars ($2,000,000
             US) in the cumulative value of Transactions; and

         ii) Ten percent (10%) of any additional Transactions in excess of a cumulative Two Million US Dollars ($2,000,000 US) in Transactions.

         (b) If a Transaction includes an issue of common stock purchase warrants (the `Warrants") then Fees thereon shall only be due and payable to Mustad, i) upon the exercise of Warrants; and ii) if the exercise occurs during the Contract Term or prior to the termination of this Agreement as provided for in Article IV hereof, whichever should occur first.

         (c)  All Fees hereunder shall be paid by ECOM in the form of cash.

         (d) All Fees hereunder shall be paid to Mustad as when a Transaction is consummated and when the financing is received.

         (e) Notwithstanding any other provision contained herein, ECOM shall have no obligation to accept or enter into a Transaction offered, and ECOM shall have total and absolute discretion to reject any and all Transactions proposed. In the event a proposed Transaction fails to actually close for any reason whatsoever, Mustad shall not be entitled to compensation or remuneration.

         (f) This Section 2.2 relates solely to Mustad's efforts to procure a Transaction from the Sources as set forth on Schedule A and addendum's thereto and shall not apply to any other source of Transactions, similar or dissimilar to those contemplated herein. Any agreement between ECOM and Mustad with respect to any Transaction with a Source other than as set forth in Schedule A and addendum's thereto, shall be set forth in a written contract signed by duly authorized representatives of ECOM and Mustad, and ECOM shall have no obligation to provide any compensation or remuneration to Mustad with respect to any Source, other than those set forth in Schedule A and addendum's thereto, in the absence of a written agreement pertaining to such other Sources.

2.3      OTHER EXPENSES.

         (a) During the First Stub Period MBB shall pay for health insurance coverage for Mustad and his dependants according to standard MBB policy and as available though standard MBB providers.

         (b) During the Second Stub Period, on the first day of each month, MBB will pay directly to Mustad the sum of Four Hundred Fifty US dollars (US$450) for health insurance reimbursement.

         (c) Mustad will be reimbursed for all traveling and other out-of-pocket expenses actually and properly incurred by Mustad in connection with the duties hereunder. Mustad shall not incur travel and other out-of-pocket expenses exceeding $1,000 per month without the express permission of the Parties. For all such expenses Mustad will furnish to the Parties statements and vouchers.


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ARTICLE THREE
MUSTAD'S COVENANTS

3.1 SERVICES. Subject to sections 1.3, 1.4 and 1.5, Mustad will devote his time, attention and ability to the business of the Companies and will well and faithfully serve the Companies and will use his best efforts to promote the interests of the Companies.

3.2 DUTIES AND REPSONSIBLITLES. Mustad will duly and diligently perform all the duties assigned to him while in the service of the Companies.

3.3      NON DISCLOSURE.

          (a) For the purposes of this Agreement, "Confidential Information" means information which is not generally known about processes used and products sold and services provided by the Companies including, without limitation, information relating to research, development, design, manufacture, purchasing, accounting, engineering, marketing, merchandising, distributing, selling and servicing.

         (b) Mustad will not (either during the continuance of their service or at any time thereafter) disclose any Confidential Information to any person other than at the request of the Companies and for the Companies' purposes and shall not (either during the continuation of their service or at any time thereafter) use for his own purposes or for any purposes other than those of the Companies any such Confidential Information he may acquire in relation to the business of the Companies.


ARTICLE FOUR
TERMINATION OF SERVICES

4.1 TERMINATION FOR CAUSE. MBB or ECOM may terminate this Agreement at any time for cause (defined as culpable wrongdoing) without payment of any compensation either by way of anticipated earnings or damages of any kind.

4.2 TERMINATION BY MBB OR MUSTAD ON NOTICE. Mustad may terminate this Agreement upon the giving of 30 days' notice in writing to MBB. In the event Mustad terminates this Agreement pursuant to this Section 4.2 Mustad will not be entitled to further compensation hereunder following such termination. Subject to Section 4.1 hereof, MBB may only terminate this Agreement during the Contract Term upon paying to Mustad the full balance of the fees due under Section 2.1 hereof which would have been payable to Mustad had Mustad been engaged by MBB for the entire Contract Term.

4.3 RETURN OF PROPERTY. Upon any termination of this Agreement, Mustad will at once deliver or cause to be delivered to the Companies all books, documents, effects, money, securities, records of Confidential Information or copies thereof or other property belonging to the Companies or for which the Companies are liable to others, which is in the possession, charge, control or custody of Mustad.



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4.4      PROVISIONS WHICH OPERATE  FOLLOWING  TERMINATION.  Notwithstanding  any
         termination of this Agreement for any reason whatsoever and with or without cause, the provisions of sections 3.3 and 4.3 of this Agreement and any other provisions of this Agreement necessary to give efficacy
         thereto  will  continue  in  full  force  and  effect   following  such
         termination.

ARTICLE FIVE
GENERAL

5.1 SECTIONS AND HEADING. The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement.

5.2 BENEFIT OF AGREMEENT. This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of the Companies and Mustad respectively and upon the heirs, executors, administrators and legal personal representatives of Mustad. Mustad may not assign the whole or any part of their rights hereunder without the prior written consent of the Companies.

5.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

5.4 AMENDMENTS AND WAIVERS. No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

5.5 SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

5.6 NOTICES. Any demand, notice or other communication (a "Notice") to be given in connection with this Agreement will be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

         To Mustad:                 154 Bret Harte Road
                                    San Rafael, California, U.S.A. 94901

         To the Board of  Directors of ECOM: 180 Grand Ave., Ste. 450
                                             Oakland, California, USA 94612

         or such other address or individual as may be designated by notice by either party to the other. Any Notice given by personal delivery will be deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the fifth day following the deposit thereof in the mail.

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5.7      GOVERNING  LAW.  This  Agreement  shall be deemed to have been made and executed in the State of California and shall be construed in accordance with the laws of California under the jurisdiction of the State of California and the laws of the United States applicable therein.

5.8 DISPUTE RESOLUTION. Any dispute under this Agreement shall be submitted to binding arbitration in San Rafael, California under the Rules of Arbitration of the American Arbitration Association. If the parties can agree on a single arbitrator, the arbitration will be conducted in front of such arbitrator, but if they cannot, then each side will appoint one arbitrator and those two arbitrators will in turn mutually agree on a third arbitrator and the arbitration will be conducted in front of a panel of such three arbitrators. Judgement on the arbitration award by such arbitrator(s) may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary injunctive relief pending the outcome of any such arbitration without breach of this arbitration provision. Any costs of the arbitration proceedings and associated attorneys' fees will be apportioned between the parties in a manner prescribed by the arbitrator(s).

5.9 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as set out on the first page of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

J. Erik Mustad


___________________________________



Moving Bytes Broadband Corporation


___________________________________
Joseph Karwat
President

E*Comnetrix Inc.


___________________________________
Mark M. Smith
President